UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 4, 2020
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Avenue
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)
217 365-4544
(Registrant's telephone number, including area code)
 N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 4, 2020, First Busey Corporation (the “Company”) announced that, due to the COVID-19 executive orders issued by the Governor of the State of Illinois, which prohibit gatherings of more than 10 people in the State of Illinois, and to prioritize the health and well-being of stockholders and Company personnel during the global pandemic, its Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Wednesday, May 20, 2020 at 5:00 p.m. Central Time, has been changed to a virtual meeting format. The Company’s decision to switch to a virtual-only meeting is only applicable to the 2020 Annual Meeting.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release issued by First Busey Corporation, dated May 4, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020	First Busey Corporation

                                                    By:       /s/ Van A. Dukeman
                                                   Name:  Van A. Dukeman
                                                  Title:    President and Chief Executive Officer